Exhibit 3.3

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “URS FOX US LP”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2012, AT 6:08 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5117238 8100 120256531	AUTHENTICATION: DATE:	9400296 02-29-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:08 PM 02/29/2012 FILED 06:08 PM 02/29/2012 SRV 120256531 - 5117238 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is URS Fox US LP.

•

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington, Zip code 19801. The name of the Registered Agent at such address is The Corporation Trust Company

•	Third: The name and mailing address of each general partner is as follows:

URS Canada Support 1 ULC, 3400, 350-7th Avenue S.W., Calgary, Alberta, Canada T2P 3N9

URS Canada Support 2 ULC, 3400, 350-7th Avenue S.W., Calgary, Alberta, Canada T2P 3N9

•	In Witness Whereof, the undersigned has executed this Certificate of Limited

Partnership as of 29th day of February, A.D. 2012.

URS Canada Support 1 ULC, it’s General Partner URS Canada Support 2 ULC, it’s General Partner

By:	/s/ Jeanne C. Baughman
Authorized Person

Name:	Jeanne C. Baughman
(type or print name)

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CORRECTED CERTIFICATE OF LIMITED PARTNERSHIP OF “URS FOX US LP”, FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2012, AT 6:08 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5117238 8101 120265972	AUTHENTICATION: DATE:	9403227 03-01-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:12 PM 03/01/2012 FILED 06:08 PM 03/01/2012 SRV 120265972 - 5117238 FILE

State of Delaware

Certificate of Correction

of a Limited Partnership to be

filed pursuant to Section 17-213(a)

1.	The name of the Limited Partnership is: URS Fox US LP.

2.	That a Certificate of Limited Partnership was filed by the Secretary of State of Delaware on 02/29/2012, and that said Certificate requires correction as permitted by Section 17-213 of the Limited Partnership Act.

3.	The inaccuracy or defect of said Certificate to be corrected is as follows:

URS Canada Support 1 ULC should not be listed as a General Partner.

4.	The Certificate is hereby corrected to read as follows:

The name and mailing address of each general partner is as follows:

URS Canada Support 2 ULC, 3400, 350-7th Avenue S.W., Calgary, Alberta, Canada T2P 3N9

By:	/s/ Jeanne C. Baughman
General Partner(s)

URS Canada Support 2 ULC General Partner

Name:	Jeanne C. Baughman
Print or Type
Authorized Representative